Exhibit 5.1

Opinion of Latham & Watkins LLP

April 25, 2005

Accuride Corporation
7140 Office Circle
Evansville, Indiana  47715

Re:            Registration Statement on Form S-8 with respect to
shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

In connection with the preparation and filing by Accuride Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance by the Company of an aggregate of 3,711,927 shares of the Company’s common stock, par value $.01 per share (the “Shares”), under the terms of the Accuride Corporation 2005 Incentive Award Plan, the Accuride Corporation Employee Stock Purchase Plan and the 1998 Stock Purchase and Option Plan for Employees of Accuride Corporation and Subsidiaries (the “Plans”) (1,633,988 Shares, 653,595 Shares and 1,424,344 Shares, respectively), you have requested our opinion with respect to the matters set forth below.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares.  In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agency within any state.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and delivered pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Latham & Watkins LLP